Exhibit 10.30

GMAC Commercial Mortgage
200 Wilmer Road
Horsham, PA 19044-8015
www.gmaccm.com

July 7, 2005

First States Investors 5000A, LLC
c/o First States Group, L.P.
1725 The Fairway
Jenkintown, PA 19046
Attn: Edward J. Matey Jr.

Re:	Amended and Restated Loan Agreement dated as of October 1,2003 by and between First States Investors 5000A, LLC, as Borrower and German American Capital Corporation. as Lender______________________
Dear Mr. Matey:
Reference is hereby made to Section 8.1(ii) of the above Loan Agreement which restricts the incurring of Debt (as defined in the Loan Agreement) by the Borrower and by any other Person holding any direct or indirect ownership interest in Borrower or the Property (as defined in the Loan Agreement). You have requested that this restriction be eliminated as it applies to certain indirect owners of the Borrower, namely, First States Group, L.P., a Delaware limited partnership, American Financial Realty Trust, a Maryland real estate investment trust, and investors in either of those entities.

We have determined that the debt restriction on such indirect owners of the Borrower is not necessary due to other restrictions on the pledging of direct or indirect ownership interests in
Borrower (Section 8.5 of the Loan Agreement). Further, we have determined that, as it pertains to Borrower, Section 8.I(ii) is duplicative of other restrictions on the Borrower's incurring of
Debt (e.g., Sections 5.2.1 and 8.4 of the Loan Agreement).

Accordingly, as Master Servicer for the Lender, we hereby waive the application of Section
8.1 (ii) as it applies to First States Group, L,P., American Financial Realty Trust and investors in either of those entities and agree that as to such entities and investors it shall have no further force or effect. This waiver, however, shall have no effect on Section 8.I(ii) as it applies to Borrower or to any direct owner of Borrower or on other restrictions in the Loan Agreement relating to the incurring of Debt by the Borrower or the pledging of direct or indirect ownership interests in Borrower, including without limitation, Sections 5.2.1, 8.4 and 8.5.

GMAC Commercial Mortgage Corporation, a
California corporation, as Master Servicer for
LaSalle Bank, N.A., Trustee for GMAC
Commercial Mortgage Securities Commercial
Mortgage Pass Through Certificates Series 2003-
C3

By: /s/Christie M. Robbins
Name: Christie M. Robbins
Title: Vice President

cc: Michael J. Pedrick Esq., Morgan, Lewis & Bockius LLP
Denise M. Day, Esq., Klehr, Harrison, Harvey, Branzburg & Ellers, LLP